                                                                     Exhibit 4.1



                               THE WESTCORP, INC.

                            EMPLOYEE STOCK OWNERSHIP

                                       AND

                               SALARY SAVING PLAN






                              Amended and Restated
                            Effective January 1, 1990

                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVING PLAN

                                TABLE OF CONTENTS

        ARTICLE                                                                             Page
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
        I.     DEFINITIONS.................................................................  1
               Accumulation Account........................................................  1
               Anniversary Date............................................................  1
               Annual Additions............................................................  1
               Beneficiary.................................................................  1
               Board.......................................................................  1
               Break in Service............................................................  2
               Code........................................................................  2
               Committee...................................................................  2
               Company Stock...............................................................  2
               Compensation................................................................  2
               Controlled Group............................................................  2
               Earnings....................................................................  2
               Effective Date..............................................................  4
               Eligibility Computation Period..............................................  4
               Employee....................................................................  4
               ESOP Contribution Account...................................................  4
               Employer....................................................................  4
               Employment Anniversary Date.................................................  4
               Employment Commencement Date................................................  4
               Entry Date..................................................................  4
               ERISA.......................................................................  4
               Forfeiture..................................................................  5
               Highly Compensated Employee.................................................  5
               Hour of Service.............................................................  6
               Leased Employee.............................................................  7
               Leave of Absence............................................................  7



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                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVINGS PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)



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        ARTICLE                                                                             Page
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        I.     DEFINITIONS (continued)

               Limitation Year.............................................................  8
               Matching Employer Contribution Account......................................  8
               Normal Retirement Date......................................................  8
               Participant.................................................................  8
               Plan........................................................................  8
               Plan Administrator..........................................................  8
               Plan Year...................................................................  8
               Postponed Retirement Date...................................................  9
               Salary Savings Contribution Account.........................................  9
               Separation From Service.....................................................  9
               Service.....................................................................  9
               Trustee.....................................................................  9
               Trust Agreement.............................................................  9
               Trust Fund..................................................................  9
               Valuation Date.............................................................. 10
               Year of Service............................................................. 10

        II.    ELIGIBILITY AND PARTICIPATION............................................... 11

               2.1    Eligibility.......................................................... 11
               2.2    Participation........................................................ 11
               2.3    Reemployment......................................................... 11
               2.4    Employment After Normal Retirement Date.............................. 11
               2.5    Ineligibility After Becoming Eligible................................ 11
               2.6    Termination of Participation......................................... 12
               2.7    Waiver of Participation.............................................. 12

        III.   CONTRIBUTIONS............................................................... 12

               3.1    Employee Stock Ownership Plan Contributions.......................... 12
               3.2    Allocation of ESOP Contributions..................................... 13
               3.3    Matching Employer Contribution....................................... 13
               3.4    Allocation of Matching Employer Contributions........................ 13



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                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVINGS PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)



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        ARTICLE                                                                             Page
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        III.   CONTRIBUTIONS (continued)

               3.5    Compliance With Matching Employer Contribution
                      Non-Discrimination Rules............................................. 13
               3.6    Maximum Deductible Employer Contribution Limitation.................. 14
               3.7    Insufficient Earnings By A Participating Employer.................... 14
               3.8    Timing of Employer Contributions..................................... 14
               3.9    Limitation of Liability.............................................. 15
               3.10   Limitation on Reversion of Contributions............................. 15
               3.11   Salary Saving Contributions.......................................... 15
               3.12   Allocation of Salary Savings Contributions........................... 16
               3.13   Compliance With Salary Savings Contribution
                      Non-Discrimination Rules............................................. 16
               3.14   Failure to Satisfy Salary Saving Non-Discrimination Rules............ 16
               3.15   Initiating a Salary Savings Contribution............................. 17
               3.16   Change in Salary Savings Contribution Amounts........................ 17
               3.17   Timing of Salary Savings Contributions to the Trust.................. 17

        IV.    PARTICIPANT'S ACCOUNTS: ALLOCATIONS AND LIMITATIONS......................... 18

               4.1    Crediting Employer Contributions..................................... 18
               4.2    Crediting Employee Salary Savings Contributions...................... 18
               4.3    Investment of Contributions Allocated to Each
                      Participant's Accounts............................................... 18
               4.4    Allocation of Net Gains, Losses and
                      Earnings to a Participant's Account.................................. 19
               4.5    Limitation on Annual Additions....................................... 20
               4.6    Voting Rights........................................................ 22
               4.7    ESOP Contribution Account Diversification Requirements............... 22
               4.8    Rollover Contributions............................................... 23

        V.     RETIREMENT, DISABILITY AND DEATH BENEFITS................................... 24

               5.1    Retirement Benefits.................................................. 24
               5.2    Disability Retirement Benefits....................................... 24
               5.3    Death Benefits....................................................... 24



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                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVINGS PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)



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        VI.    TERMINATION BENEFITS AND VESTING REQUIREMENTS............................... 25

               6.1    Benefits Upon Termination of Employment.............................. 25
               6.2    Vesting Requirements................................................. 25
               6.3    Forfeitures.......................................................... 27

        VII.   DISTRIBUTION OF BENEFITS.................................................... 27

               7.1    Forms of Benefit Payment............................................. 27
               7.2    Timing of Benefit Payments........................................... 30
               7.3    Distribution Requirements............................................ 30
               7.4    Limitation on Benefit Liability...................................... 31
               7.5    Release For Payment.................................................. 31

        VIII.  DEATH BENEFITS.............................................................. 32

               8.1    Entitlement to Preretirement Death Benefits.......................... 32
               8.2    Proof of Death....................................................... 32
               8.3    Death After Distribution Commencement................................ 33
               8.4    Death Prior to Distribution Commencement............................. 33
               8.5    Postretirement Death Benefits........................................ 33
               8.6    Designation of Beneficiary........................................... 33

        IX.   DISABILITY BENEFITS.......................................................... 34

               9.1    Disability Benefits.................................................. 34
               9.2    Determination of Total Disability.................................... 34
               9.3    Recovery From Total Disability....................................... 35

        X.    HARDSHIP WITHDRAWALS......................................................... 35

               10.1   Financial Hardship Withdrawals....................................... 35
               10.2   Amount and Payment of Withdrawals.................................... 36



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                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVINGS PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)



        ARTICLE                                                                             Page
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        XI.    COMMITTEE................................................................... 37

               11.1   Appointment of the Committee......................................... 37
               11.2   Powers and Duties.................................................... 37
               11.3   Investment Powers.................................................... 39
               11.4   Actions by the Committee............................................. 39
               11.5   Interested Party Restrictions........................................ 39
               11.6   Indemnification...................................................... 39
               11.7   Acceptance of Legal Service.......................................... 40
               11.8   Conclusiveness of Action............................................. 40
               11.9   Payment of Expenses.................................................. 40
               11.10  Annual Review........................................................ 40
               11.11  Multiple Fiduciary Responsibility.................................... 41
               11.12  Claims Procedure..................................................... 41

        XII.   AMENDMENT TO THE PLAN....................................................... 42

               12.1   Right to Amend....................................................... 42
               12.2   Amended Vesting Schedule............................................. 42

        XIII.  TERMINATION OF THE PLAN..................................................... 43

               13.1   Right to Terminate................................................... 43
               13.2   Effect of Termination on Participant's Account....................... 43
               13.3   Automatic Plan Termination........................................... 44
               13.4   Plan Merger and Consolidation........................................ 44

        XIV.   TRUSTEE..................................................................... 44

               14.1   Trust Establishment and Continuance.................................. 44
               14.2   Trustee Accounting Responsibilities.................................. 44
               14.3   Trustee Administration and Investment Responsibilities............... 45
               14.4   Committee Investment Direction....................................... 45
               14.5   Appointment of Agents................................................ 45
               14.6   Treatment of Plan and Trust Expenses................................. 46



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                               THE WESTCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP AND
                               SALARY SAVINGS PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)


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        ARTICLE                                                                             Page
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        XIV.   TRUSTEE (continued)

               14.7   Resignation and Removal of the Trustee............................... 46
               14.8   Voting Shares of Company Stock....................................... 47
               14.9   Borrowing to Purchase Shares of Company Stock........................ 47

        XV.    TOP-HEAVY PLAN REQUIREMENTS................................................. 47

               15.1   General Rule......................................................... 47
               15.2   Minimum Contribution Provisions...................................... 48
               15.3   Limitation on Compensation........................................... 48
               15.4   Limitation on Contributions.......................................... 48
               15.5   Coordination with Other Plans........................................ 49
               15.6   Determination of Top-Heavy Status.................................... 49
               15.7   Top-Heavy Vesting Schedule........................................... 53

        XVI.   MISCELLANEOUS............................................................... 53

               16.1   Voluntary Plan....................................................... 53
               16.2   Nonalienation of Benefits............................................ 54
               16.3   Inability to Receive Benefits........................................ 54
               16.4   Lost Participants.................................................... 54
               16.5   Limitation of Rights................................................. 54
               16.6   Invalid Provisions................................................... 55
               16.7   One Plan............................................................. 55
               16.8   Limitation on Beneficial Interest.................................... 55
               16.9   Rollover to Another Qualified Plan................................... 55
               16.10  Rollover to Participant's Individual Retirement Account.............. 55
               16.11  Governing Law........................................................ 56
               16.12  Application of Plan Terms............................................ 56
               16.13  Multiple Employer and Associated Employer Adoption................... 56
               16.14  Participant Information.............................................. 56



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                                    ARTICLE I

                                   DEFINITIONS

Whenever used herein, the following words and phrases shall have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

Accumulation Account

"Accumulation Account" means the sum of the Participant's ESOP Contribution Account, Rollover Account, Matching Employer Contribution Account and Salary Savings Contribution Account, if any, established for each Participant.

Anniversary Date

"Anniversary Date" means the last day of the Plan Year, December 31st.

Annual Additions

"Annual Additions" means the amount contributed to a Participant's Accumulation Account for any Limitation Year which equals the sum of (a), (b), (c), (d) and
(e) below as applicable:

(a)     Employer contributions;

(b)     the Participant's after-tax contributions, if any;

(c) relocated forfeitures, if applicable under any tax-supported defined contribution plan maintained by the Employer.

(d)     Salary Savings Contributions authorized by the Participant.

(e) Amounts allocated after December 31, 1984, to an individual medical account, as defined in Section 415(l)(1) of the Code, which are part of a defined benefit plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985, for taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a Key Employee as defined in Section 419(A)(d)(3), under a welfare benefit fund as defined in Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

Beneficiary

"Beneficiary" shall mean the person, or persons, designated by the participant to receive any benefits payable under the Plan by reason of the death of a Participant in accordance with Section 8.6 of the Plan.

Board

"Board" means the board of directors of Westcorp, Inc.



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Break in Service

"Break in Service" means any Plan Year in which an Employee does not complete more than 500 Hours of Service.

Code

"Code" means the Internal Revenue Code of 1986, as amended.

Committee

"Committee" or "Administrative Committee" means the committee appointed to administer the Plan as described in Article XI.

Company Stock

"Company Stock" means Westcorp, Inc. common stock, $1 par value.

Compensation

"Compensation" means compensation of the Participant as defined in Section 415(c)(3) of the Code, paid by the Employer during the Plan Year.

Controlled Group

"Controlled Group" shall mean for purposes of Code Sections 401, 411 and 415, relating to qualification, participation, vesting and the limitation on benefits and contributions, all businesses which are members of a controlled group of businesses, within the meaning of Code Section 1563(a), determined without regard to Section 1563(a)(4) and (e)(3)(C) or are members of an Affiliated Service Group. All Employees of a Controlled Group shall be treated as employed by a single Employer. With respect to a Plan adopted by more than one business, the applicable limitations provided by Section 404(a), the minimum funding standard of Section 412, and the taxes imposed by Section 4971 for failure to meet minimum funding standards shall be determined as if all such Employers were a single Employer and allocated to each Employer in accordance with regulations prescribed by the Department of Labor. For purposes of Code Section 415, Section 1563(a) shall be modified by Code Section 415(h).

Earnings

"Earnings" for purposes of allocating the ESOP contribution in accordance with
Section 3.2 of the Plan means wages and salaries, but excludes commissions, overtime and bonuses paid during the Plan Year. Earnings for purposes of allocating the Matching Employer Contribution and Salary Savings Contributions in accordance with Sections 3.4 and 3.12 of the Plan means the regular income paid or accrued to an Employee by the Employer during a Plan Year. This shall include basic salaries and wages and commissions, but shall not include overtime, bonuses or Employer contributions under this Plan or any other Employee welfare agreement or plan, or the reimbursement of Employee incurred business expenses, or stock options and other distributions for which the Employee receives favorable tax benefits. Earnings shall be limited to a maximum of $200,000 during any Plan Year for purposes of determining the allocation of any ESOP or Matching Employer Contributions or the Actual Deferral Percentages in Section 3.13 or Actual Contribution Percentages in Section 3.5



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



of the Plan. The $200,000 limit shall be adjusted annually in accordance with
Section 401(a)(17) of the Code.

The following shall be effective January 1, 1987:

        Annual Earnings shall be limited to $200,000 or such greater amount as may be recognized for increases in the cost of living as determined by the Secretary of the Treasury under Code Section 415(d). In the case of an Employee who is a 5 percent owner (within the meaning of Section 414(q)(3) of the Code) or who is both a Highly Compensated Employee and one of the ten most highly compensated Employees paid the highest Earnings for the Plan Year, the "family" of such Employee will be treated as a single Employee for purposes of applying the $200,000 Limit. "Family" includes the Employee, the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. Earnings for each family member shall be determined by multiplying the $200,000 limit by a fraction, the numerator of which is the family member's Earnings (determined without regard to this paragraph) and the denominator of which is the family's aggregate Earnings (determined without regard to this paragraph).

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

        If Earnings for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Earnings for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.



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



Effective Date

"Effective Date" means January 1, 1975, the date the Employee Stock Ownership Plan and Trust became effective.

Eligibility Computation Period

"Eligibility Computation Period" for each Eligible Employee shall mean a twelve
(12) consecutive month period beginning on the date such eligible Employee first performs an Hour of Service with the Employer or, in years subsequent to the initial Eligibility Computation Period, such twelve (12) consecutive month period shall be the Plan Year starting with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service with the Employer.

Employee

"Employee" means an individual employed by the Employer, any portion of whose Compensation is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer, including persons on authorized Leave of Absence, as well as a self-employed individual, owner-employee or partner-employee.

ESOP Contribution Account

"ESOP Contribution Account" means the value of the Participant's Employee Stock Ownership Plan Contributions made in accordance with Section 3.1 of the Plan, determined as of any Valuation Date. The value of the Participant's ESOP Contribution Account will be the sum of the Company Stock portion and any cash or other investments resulting from contributions in accordance with Section 3.1.

Employer

"Employee" shall mean Westcorp, Inc. and its subsidiaries who are the sponsors of this Plan and to any successor entity which elects to continue this Plan. The term may refer to more than one business entity and may include members of a Controlled Group of business entities.

Employment Anniversary Date

"Employment Anniversary Date" shall mean the date twelve (12) consecutive months after the date an Employee first performed an Hour of Service for the Employer.

Employment Commencement Date

"Employment Commencement Date" means the date the Employee is first credited with an Hour of Service.

Entry Date

"Entry Date" means January 1, April 1, July 1 or October 1.

ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974, as periodically amended.



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


Forfeiture

"Forfeiture" shall mean that portion of a Participant's ESOP or Matching Employer Contribution Account which is not vested, and shall occur on the Anniversary Date following the Participant's Separation From Service.

Highly Compensated Employee

"Highly Compensated Employee" means any Employee who, during the current or preceding Plan Year:

(a)     was at any time a 5 percent owner,

(b) received Compensation from the Employer in excess of $81,720, adjusted annually by the Secretary of the Treasury,

(c) received Compensation from the Employer in excess of $54,480, adjusted annually by the Secretary of the Treasury, and was in the top 20% of the Employees when ranked on the basis of Compensation paid during such Plan Year,

(d) was at any time an officer and received Compensation greater than 150 percent of the amount in effect under Section 415(c)(1)(A) for such Plan Year.

An Employee in (b), (c) or (d) in the current, but not preceding Plan Year shall not be treated as a Highly Compensated Employee unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

For purposes of (d) above, not more than 50 officers, or if less, the greater of 3 officers or ten percent of the Employees shall be treated as officers. If for any Plan Year no officer of the Employer is described in (d) above, the highest paid officer of the Employer shall be treated as described in such paragraph.

If an Employee is a spouse, lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant of a five percent owner or one of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, then:

(i)     such individual shall not be considered a separate Employee, and

(ii) any Compensation paid to such Employee and any applicable contribution or benefit on behalf of such Employee shall be treated as if it were paid to the five percent owner or Highly Compensated Employee.

For purposes of this definition, the term "Compensation" means compensation within the meaning of Section 415(c)(3) of the Code, without regard to Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b) salary deductions.

Former Employees shall be treated as Highly Compensated Employees if such Employee was a Highly Compensated Employee at the time the Employee Separated From Service or at any time after attaining age 55.

Hour of Service

"Hour of Service" means:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or paid Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Employment will not be considered to have terminated during a Leave of Absence for any purpose including, but not limited to, sickness, accident, vacation or military leave unless the person fails to return to the employ of the Employer on or before the expiration date of such leave, in which case he will be deemed to have terminated as of the date of commencement of such leave. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. An Hour of Service credited under subsection (a) or (b) above will not be credited under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited but for such absence, to a maximum of 501 Hours of Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to:

        (i)    The pregnancy of the Employee;

        (ii)   The birth of a child of the Employee;



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



        (iii) The placement of a child with the Employee in connection with the adoption of such child by the Employee; or

        (iv) The caring for a child for a period beginning immediately after birth or placement.

               The Hours of Service credited under this subsection (d) shall be credited either in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that computation period, or, in all other cases, in the following computation period.

Leased Employee

"Leased Employee" shall mean any person who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient, or for the employer and related persons determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year and such services are of a ripe historically performed by employees in the business field of the recipient employer. A Leased Employee shall be treated as an employee of the recipient employer, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient employer shall not apply to any Leased Employee if such employee is covered by a money purchase pension plan providing:

(a) A non-integrated employer contribution rate of at least ten percent (10%) of Compensation,

(b)     Immediate participation, and

(c)     Full and immediate vesting.

Leave of Absence

"Leave of Absence" shall mean leaves authorized by the Employer, in accordance with rules uniformly applied to all Employees, for reasons of health or public service, or for reasons determined by the Employer to be in its best interests. An Employee's employment shall also not be deemed to have been terminated while he is a member of the Armed Forces of the United States, under the Selective Service Act, or similar involuntary enlistment acts, provided that he returns to the Service of the Employer within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Employees who do not return to the employ of the Employer within ninety (90) days following the end of the Leave of Absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leave began unless such failure to return was the result of their death, Total Disability, or deferred or Normal Retirement.

A "Maternity or Paternity Leave of Absence" shall mean, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the



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



Employee's pregnancy, birth of the Employee's child, placement of such a child with the Employee in connection with the adoption of such child or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one-year Break in Service, or, in any other case, in the immediately following Plan Year. The Hours of Service credited for a Maternity or Paternity Leave of Absence shall be those which would normally have been credited but for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight Hours Of Service per day. The total Hours of Service required to be credited for a Maternity or Paternity Leave of Absence shall not exceed five hundred and one
(501) in either Plan Year.

Limitation Year

"Limitation Year" shall mean the Plan Year.

Matching Employer Contribution Account

"Matching Employer Contribution Account" means the value of each Participant's contributions made in accordance with Section 3.3, determined as of any Valuation Date.

Normal Retirement Date

"Normal Retirement Date" means the first day of the month coincident with or following the Participant's attainment of age 65.

Participant

"Participant" means an Employee who is participating in the Plan in accordance with Article II and for whom an Accumulation Account is being maintained.

Plan

Prior to January 1, 1985, "Plan" means The Western Thrift Financial Corporation Profit Sharing Retirement Plan. On and after January 1, 1985, but prior to January 1, 1988, "Plan" means The Western Financial Savings Bank Profit Sharing Retirement Plan. On and after January 1, 1988 but prior to January 1, 1990, "Plan" means the Westcorp, Inc. Employee Stock Ownership Plan. On and after January 1, 1990, "Plan" means the Westcorp, Inc. Employee Stock Ownership and Salary Savings Plan, as described in this document and as it may be periodically amended.

Plan Administrator

"Plan Administrator" means the Administrative Committee or Committee.

Plan Year

"Plan Year" means the calendar year. The Plan Year shall be the Limitation Year for purposes of Section 415 of the Code and Section 4.5 of the Plan.

Postponed Retirement Date

"Postponed Retirement Date" means the first day of any month following the Participant's Normal Retirement Date upon which the Participant Separates From Service.

Rollover Account

"Rollover Account" means the accumulated value of the Participant's rollover contributions and investment earnings, if any, made in accordance with Section 4.8, determined as of any Valuation Date.

Salary Savings Contribution Account

"Salary Savings Contribution Account" means the accumulated value of the Participant's salary deferrals and investment earnings, if any, made in accordance with Section 3.11, determined as of any Valuation Date.

Separation From Service

"Separation From Service" or Separates From Service means termination of employment with the Employer for any reason, but excluding authorized Leaves of Absence, and the date of such Separation From Service shall be the date immediately following the last day of employment with the Employer. Separation From Service may result from normal or delayed retirement, death, disability, voluntary or involuntary termination of employment, an unauthorized Leave of Absence, or by failure to return to active employment with the Employer by the date on which an authorized Leave of Absence expires.

Service

"Service" shall mean employment with the Employer, any Affiliated Service Group, or any Controlled Group.

Trustee

"Trustee" means the Bank of America or any successor bank, trust company, and/or individual or individuals designated by the Board to hold and invest the Trust Fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the agreement by and between the Board and such bank or trust company and/or individual/individuals.

Trust Agreement

"Trust Agreement" means the written agreement between the Employer and the Trustee providing for the investment and custodial services of the Trust Fund as such agreement may be amended from time to time.

Trust Fund

"Trust Fund" means the fund established pursuant to the terms of the Trust Agreement executed by the Employer for the accumulation of contributions and the payment of benefits under the Plan.

Valuation Date

"Valuation Date" means December 31, or such other interim dates determined by the Committee.

Year of Service

"Year of Service" for purposes of eligibility means an Eligibility Computation Period during which the Employee completes at least 1000 Hours of Service.

"Year of Service" for vesting in the ESOP Contribution Account means a Plan Year during which the Employee completes at least 1000 Hours of Service. "Year of Service" for vesting in the Matching Employer Contribution Account means a twelve consecutive month period commencing on the date the Employee first performs an Hour of Service or an anniversary thereof during which the Employee completes at least 1000 Hours of Service.

Effective January 1, 1994, a "Year of Service" for vesting in the Matching Employer Contribution Account means a Plan Year during which the Employee completes at least 1,000 Hours of Service. An Employee shall be credited with a Year of Service for vesting in the Matching Employer Contribution Account for each of the following periods in which he completes at least 1,000 Hours of
Service:

        1. The twelve-month period which both begins on the anniversary of the date the Employee first performs an Hour of Service and contains January 1, 1994; and

        2.     The Plan Year which begins January 1, 1994.

In the event an Employee incurs a Break in Service:

(a) Years of Service before a Break in Service shall not be taken into account until the Participant has thereafter completed a Year of Service.

(b) In the event a non-vested Participant incurred a Break in Service prior to January 1, 1985, and his Years of Service prior to such Break in Service are equal to, or less than the period of his Break in Service, his Years of Service prior to such Break in Service will be permanently disregarded.

(c) In the event a non-vested Participant Separates From Service after December 31, 1984, and is rehired after incurring 5 consecutive one year Breaks in Service, his Years of Service prior to such Break in Service will be permanently disregarded.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

               2.1    Eligibility

               All Employees are eligible to participate except hourly employees included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer, where there is evidence retirement benefits were the subject of good faith bargaining (regardless of the result), unless the collective bargaining agreement provides for coverage under the Plan.

               2.2    Participation

               Each Employee participating in the Westcorp, Inc. Employee Stock Ownership Plan prior to January 1, 1990 shall continue to be a Participant on and after January 1, 1990.

               Each eligible Employee who is not a Participant in the Westcorp, Inc, Employee Stock Ownership Plan prior to January 1, 1990, shall become a Participant in the Plan on the Entry Date following the completion of one Year of Service and the attainment of age 21.

               2.3    Reemployment

               If a Participant whose employment has terminated is subsequently reemployed as an eligible Employee before he incurs a one year Break in Service, he shall become a Participant in the Plan on his date of reemployment.

               If a Participant whose employment has terminated is subsequently reemployed as an eligible Employee after be incurs a one year Break in Service, he shall become a Participant in the Plan on his date of reemployment.

               If an Employee who is not a Participant terminates his employment with the Employer and is reemployed, he shall become a Participant in the Plan upon completion of the requirements of Section 2.1 and 2.2.

               2.4    Employment After Normal Retirement Date

               A Participant who continues in the employ of the Employer after his Normal Retirement Date shall continue to be a Participant for all purposes of the Plan.

               2.5    Ineligibility After Becoming Eligible

               A Participant who becomes ineligible to participate because he is no longer considered an eligible Employee shall resume participation in this Plan immediately upon his return to the status of an Eligible Employee.

               2.6    Termination of Participation

               Participation in the Plan continues until the Plan Year within which a Participant: (1) Separates From Service by normal retirement, by deferred retirement, by death, or by reason of total and permanent disability; or (2) Separates From Service for any reason and, after such separation, receives a distribution of his vested Accumulation Account.

               2.7    Waiver of Participation

               An Eligible Employee may elect to waive participation in this Plan by completing a waiver form to be maintained by the Committee. A Participant who declines participation will continue to be eligible to participate and may become a Participant on any Entry Date while actively employed thereafter.


                                   ARTICLE III

                                  CONTRIBUTIONS


               3.1    Employee Stock Ownership Plan Contributions

               Each Plan Year this Plan is in effect, the Employer may make contributions to the Trust Fund as determined by resolution of the Board of Directors and communicated to Employees within 120 days of the Employer's fiscal year end. This contribution shall be known as the Employee Stock Ownership Plan or ESOP contribution. A Participant must complete 1000 Hours of Service in the Plan Year, but need not be an Employee on the last day of the Plan Year to be eligible for a ESOP contribution for that Plan Year.

               For Plan Years beginning on or after January 1, 1994, a Participant must complete at least 1,000 Hours of Service during the Plan Year and must be an Employee on the last day of the Plan Year to be eligible for an ESOP contribution for that Plan Year.

               A Participant shall be eligible for a ESOP contribution regardless of whether or not he is making Salary Savings contributions under
Section 3.11.

               Forfeitures arising during the Plan Year from the ESOP contribution Account of Participants who incur a Separation From Service with the Employer in accordance with Article VI, will be allocated to all Participants who are Employees on the last day of the Plan Year as provided in
Section 3.2 of the Plan.

               3.2    Allocation of ESOP Contributions

               Each Participant's ESOP Contribution Account shall be credited at the end of each Plan Year with a share of the total Employer contribution and Forfeiture for the year in proportion to units as follows: Each Participant shall be credited with one unit for each one hundred dollars ($100) of Earnings paid to such participant by the Employer during the year, plus an additional unit for each full Year of Service which is continuous and uninterrupted. For the purposes of this allocation only, Years of Service shall exclude periods prior to any Break in Service but shall include years during which a participant was on a Leave of Absence authorized by the Employer due to sickness, military service, or temporary relief of assignment. If such computation results in the total involving a fractional unit, then a unit of one-half or less shall be disregarded and more than one-half shall be counted as one unit.

               The allocated ESOP contribution together with Forfeitures shall be added to each Participant's ESOP Contribution Account.

               3.3    Matching Employer Contribution

               In addition to the ESOP contribution, the Employer may contribute to the Trust Fund a variable Matching Employer Contribution, determined annually by the Board. Forfeitures resulting from Participants who incur a Separation From Service and are partially vested in their Matching Employer Contribution Account in accordance with Section 6.2(c), shall be used to reduce the Employer's Matching Employer Contribution.

               3.4    Allocation of Matching Employer Contributions

               Matching Employer Contributions shall be allocated to the Matching Employer Contribution Account of each Participant who elects to make Salary Savings Contributions during the Plan Year in the proportion each Participant's Salary Savings Contributions of up to six percent (6%) of Earnings bears to the total of all Participants' Salary Savings Contributions of up to six percent (6%) of Earnings.

               A Participant must be an Employee on the last day of the Plan Year to be eligible to receive a Matching Employer Contribution for the Plan Year.

               3.5 Compliance With Matching Employer Contribution Non-Discrimination Rules

               The allocation of the Matching Employer Contribution and any Forfeitures under Section 3.4 of this Plan shall be modified as provided in this subsection (b) if the requirements in this subsection (a) are not satisfied as follows:

                      (a) An "actual contribution percentage" shall be determined for each eligible Employee. Such percentage shall equal the Matching Employer Contribution under Section 3.4 of the Plan on behalf of each eligible Employee for the Plan Year divided by his Compensation, including Salary Savings Contributions under Section 3.11 of the Plan, for the Plan Year.

                      The average of the actual contribution percentages for all eligible Highly Compensated Employees for the Plan Year when compared to the average of the actual contribution percentages for all other eligible Employees for the Plan Year must meet one of the following requirements:

                             (i) The average for the eligible Highly Compensated
               Employees shall be no greater than the average for all other eligible Employees, multiplied by 1.25.

                             (ii) The excess of the average for the eligible
               Highly Compensated Employees over the average for all other eligible Employees shall not be greater than two percentage points (2%) and the average for the eligible Highly Compensated Employees shall be no greater than the average for all other eligible Employees times two (2.0).

                      (b) To the extent the average contribution percentage fails or might fail to meet the requirements of subsection (a) above, the Committee shall take such steps, consistent with Section 401(m)(6) of the Code and Section 3.13 and 3.14, as may be required to meet such requirements.

               3.6    Maximum Deductible Employer Contribution Limitation

               In no event shall the contributions under Section 3.1, 3.3 and
3.11 for any Plan Year exceed the maximum amount deductible under the provisions of Section 404 of the Code, or any other statute of similar import.

               3.7    Insufficient Earnings By A Participating Employer

               For any Plan Year in which one or more Employers has insufficient current or accumulated earnings to make its contributions pursuant to this
Article III, the Board of Directors of the Employer may direct that the Employer, or one or more of the other employers, make the appropriate contribution pursuant to Section 3.1 or 3.3 on behalf of the Employees of such Employer or Employers which do not have sufficient current or accumulated earnings or profit for that Plan Year to make contributions.

               3.8    Timing of Employer Contributions

               All contributions shall be made by the Employer no later than a reasonable time following the close of the Plan Year for which the contributions are made, provided that in no event shall any contributions be made after the time prescribed for filing the federal income tax return of the Employer (including extension thereof) with respect to its fiscal year.

               3.9    Limitation of Liability

               Each Employer contribution will be in complete discharge of the financial obligations of the Employer under the Plan with respect to the period for which it is made.

               3.10   Limitation on Reversion of Contributions

               Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan shall be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

                      (a) In the case of a contribution which is made by the Employer by a mistake of fact, such contribution may be returned to the Employer within one year after it is contributed to the Plan.

                      (b) In the case of a contribution conditioned on the Plan's continued qualification under Section 401(a) of the Code, if the Plan fails to qualify initially, such contribution may be returned to the Employer within one year after the date the Plan's qualification is denied.

                      (c) In the case of a contribution conditioned upon its deductibility under Section 404 of the Code, to the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance.

               3.11   Salary Saving Contributions

               Each Participant may elect to contribute to the Trustee through regular payroll deductions, a portion of his Earnings as described in the following paragraph, to be known as his Salary Savings Contribution in accordance with Section 401(k) of the Code, by authorizing the Employer to contribute such Earnings to the Plan in his behalf. Participants who do not elect to make a Salary Savings Contribution hereunder shall receive such Earnings in cash as part of their basic Earnings. A Participant shall always be 100% vested in his Salary Savings Contributions.

               Subject to Section 3.13, a Participant's Salary Savings Contribution may be any percentage no less than 1% and in increments of 1/2%, of his otherwise payable Earnings (not to exceed 10%), or, if less, $7,627 of his otherwise payable Earnings. The $7,627 limit on elective deferrals shall be adjusted annually in accordance with Section 402(g)(5) of the Code.

               In the event, for any reason, a Participant's Salary Savings Contributions to all plans of all employers exceeds the $7,627 adjusted limit, the Committee shall authorize the Trustee to distribute such excess contribution and any allocable investment earnings to the Participant. The distribution shall be made no later than the April 15 following the Plan Year in which the excess deferral was made. Such distribution will be made without regard to any other Plan provision limiting distributions in accordance with Section 402(g) of the Code.

               3.12   Allocation of Salary Savings Contributions

               Any Salary Savings Contribution made by the Participant shall be added to his Salary Savings Contribution Account as defined in Article I.

               3.13   Compliance With Salary Savings Contribution
Non-Discrimination Rules

               As of each Valuation Date (or at such other intervals as it shall deem proper), the Committee shall review each Employee's Contribution Directive provided for in Section 3.15, in order to determine that the Salary Savings Contributions with respect to all Participants satisfy one of the following tests:

                      (a) The Actual Deferral Percentage (as hereinafter defined), of the eligible Highly Compensated Employees, is not more than the Actual Deferral Percentage of all other eligible Employees, multiplied by 1.25.

                      (b) The excess of the Actual Deferral Percentage for the eligible Highly Compensated Employees over all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees, multiplied by 2.

               For purposes of this Section, Actual Deferral Percentage shall mean with respect to the eligible Highly Compensated and all other eligible Employees for a Plan Year, the average of the ratios, calculated separately for each eligible Employee in such group, of the Salary Savings Contribution made on behalf of each such eligible Employee for such Plan Year, to such eligible Employee's Compensation for such Plan Year.

               In the event the Committee determines that one of the foregoing tests is not satisfied at the time of its review hereunder, it shall require that one or more Participants adjust their Contribution Directive for the next and subsequent payroll periods, in order that the test set forth in paragraph
(a) or (b), above, is thereafter satisfied. The adjustment shall reduce the Salary Savings Contributions of the Highly Compensated Employees deferring the highest percentage of Compensation until the test is met. Alternatively, the Employer may authorize additional qualified non-elective contributions on behalf of the non-Highly Compensated Employees to ensure compliance with the foregoing tests.

               3.14   Failure to Satisfy Salary Saving Non-Discrimination Rules

               In the event the Plan Year has ended and the Committee determines one of the tests set forth in Section 3.13 (a) or (b) were not satisfied, the Committee shall take the following actions to meet those tests for that Plan Year before the close of the next following Plan Year:

               (a) The Committee shall determine the amount of any excess contribution for such Plan Year and any investment earnings allocable to the excess contribution by adjusting the Salary Savings Contributions of the Highly Compensated Employees deferring the highest percentage of Compensation until the test is met.

               (b) The Committee shall direct the Trustee to distribute the excess contributions and allocable investment earnings to the affected Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees.

        Any distribution of excess contributions and allocable investment earnings may be made without regard to any other Plan provision limiting distributions, in accordance with Section 401(k)(8) of the Code.

               3.15   Initiating a Salary Savings Contribution

               Each Participant shall deliver to his Employer a written directive (herein called his "Contribution Directive"), in a form to be prescribed by the Committee, directing such Employer to reduce his Earnings and to pay to the Trustee the amount specified therein which shall be within the limits set forth in Section 3.11. Such Contribution Directive shall become effective on his first payday following the date on which it is delivered to his Employer.

               3.16   Change in Salary Savings Contribution Amounts

               By delivering to his Employer a new Contribution Directive, in a form to be prescribed by the Committee, a Participant may start, increase or decrease his Salary Savings Contribution (within the limits set forth in Section
3.11 and 3.13), effective as soon as administratively possible after filing the election. A Participant may stop his Salary Savings Contribution at any time.

               3.17   Timing of Salary Savings Contributions to the Trust

               The Employer shall forward all Salary Savings Contributions to the Trustee for investment as soon as administratively practicable after such contributions have been made pursuant to Section 3.11 and 3.16, but in no event later than the earlier of 90 days after the date in which the Earnings were deferred or 30 days after the end of the Plan Year for which the contribution is made.

                                   ARTICLE IV

               PARTICIPANT'S ACCOUNTS: ALLOCATIONS AND LIMITATIONS


               4.1    Crediting Employer Contributions

               Employer Contributions made under Section 3.1 and 3.3 shall be credited to each Participant's ESOP Contribution Account or Matching Employer Contribution Account as of the last day of each Plan Year (December 31).

               4.2    Crediting Employee Salary Savings Contributions

               Employee Salary Savings Contributions made under Section 3.11 of the Plan shall be credited to each Participant's Salary Savings Contribution Account as soon as administratively possible following the end of the quarter for which the contribution was made.

               4.3 Investment of Contributions Allocated to Each Participant's Accounts

                      (a) Each ESOP Contribution made in accordance with Section
        3.1 may be invested 100% in Company Stock purchased on the open market at the current market price on the day of purchase or interest bearing accounts as determined by the Committee. Fractional shares may be invested in cash.

                      The Committee shall allocate each Participant's ESOP contribution made in accordance with Section 3.1 to his ESOP Contribution Account. Except as provided in Section 4.7, the Committee shall direct the Trustee to invest the ESOP contributions to the Trust Fund, and may, at his option, invest 100% of the contributions in Company Stock or other investment alternatives permitted by the Trust. Employer contributions, in Company Stock will remain invested in Company Stock. Employer contributions in cash and other cash received by the Trust may be used to purchase additional shares of Company Stock on the open market at current market price at the time of purchase. The Trustee may also invest such assets in savings accounts, certificates of deposit, high-grade short-term securities, or equity stock, bonds, or other investments desirable for the Trust, or such assets may be held in cash. All investments will be made by the Trustee only upon the direction of the Administrative Committee, and all purchases of Company Stock will be made at fair market value. The Committee may direct that all the Trust Fund's ESOP contribution assets be invested and held in Company Stock.

                      (b) Each Matching Employer Contribution made in accordance with Section 3.3 will be invested in Company Stock purchased on the open market at the current market price on the day of purchase, unless otherwise directed by the Administrative Committee. Fractional shares may be invested in cash.

                      The Plan Administrator shall allocate each Participant's Matching Employer Contribution made in accordance with Section 3.3 to his Matching Employer Contribution Account. The Plan Administrator shall direct the Trustee to invest the Matching Employer Contributions to the Trust Fund in accordance with the Trust Agreement.

                      (c) Each Participant shall direct the investment of each Salary Savings Contribution, if any, among the investment options selected by the Administrative Committee, investment manager or Trustee for the Plan. The Administrative Committee shall establish a uniform, non-discriminatory policy and procedure regarding minimum increments for investment allocation, changes in future allocations or the transfer of existing account balances among investment options available for Participant selection. The Administrative Committee may add or delete investment options at any time with proper notice to the Trustee and Participants. The Administrative Committee may provide for additional dates for allocation changes or account transfers among investment options, on either a one time or ongoing basis, by giving proper notice to the Trustee and Participants.

                      (d)    Compliance With ERISA Section 404(c):

                      This Plan is intended to constitute a plan described in
        section 404(c) of ERISA and Title 29 of the Code of Federal Regulations
        Section 2550.404c-1. It is intended that the fiduciaries of the Plan shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

               4.4 Allocation of Net Gains, Losses and Earnings to a Participant's Account

               Interest earnings, cash and stock dividends, gains and losses shall be allocated to each Participant's ESOP Contribution Account, Matching Employer Contribution Account and Salary Savings Contribution Account in the same proportion that the cash or shares of each Participant's account bears to the total accounts of all Participants in the same investment option at the time of the valuation under a uniform, non-discriminating accounting procedures approved by the Administrative Committee.

               Dividends paid in the form of additional shares of Company Stock on Company Stock held in the Participant's ESOP Contribution Account will be allocated to the Participant's ESOP Contribution Account. Cash dividends will be reinvested in Company Stock or other interest bearing accounts, or paid directly to the Participant within 90 days of the close of the Plan Year in which the dividend is paid in accordance with Section 404(k) of the Code, as directed by the Administrative Committee.

               4.5    Limitation on Annual Additions

                      (a)    Basic Limitation

                      Notwithstanding Section 3.1, 3.3 and 3.11, and subject to the provisions of paragraphs (b) and (c) below, the amount of Annual Additions allocated to any Participant's Account for a Plan Year shall not exceed the lesser of (i) twenty-five percent of his Compensation paid in such year, or (ii) $30,000. The dollar limitation of subsection
        (a)(ii) above shall be adjusted, if greater, to one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code. Such adjusted amount shall apply for all Limitation Years ending with or within such Plan Year.

                      For purposes of applying the percentage limitation of subsection (a)(i) above, "Compensation" includes a Participant's earned income, wages, salaries, commissions and bonuses, and excludes the following:

                             (i) Employer contributions to a plan of deferred
               compensation which are not included in the Employee's gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation;

                             (ii) Amounts realized from the exercise of a
               nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                             (iii) Amounts realized from the sale, exchange or
               other disposition of stock acquired under a qualified stock option; and

                             (iv) Other amounts which received special tax
               benefits.

                             (v) Amounts allocated to an individual medical
               account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by the Employer and amounts derived from contributions paid or accrued on or after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 15.6, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

                      Compensation for any Limitation Year is the Compensation actually paid or includable in gross income during such year.

                      (b)    Participation in Other Defined Contribution Plan

                      The limitation of this Section 4.5 with respect to any Participant who at any time has participated in any other qualified defined contribution plan (as defined in Section 3(34) of ERISA and Section 414(i) of the Code) maintained by the Employer will apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one plan.

                      (c)    Participation in this Plan and Defined Benefit Plan

                      If a Participant has been a participant in a qualified defined benefit plan (as defined in Section 3(35) of ERISA and Section 414(j) of the Code) maintained by the Employer, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any year shall not exceed one (1.0).

                      For purposes of this subsection (c) only, the following words and phrases will have the meaning specified below:

                             (i) "Defined Benefit Plan Fraction" for any Plan
               Year will mean a fraction where the numerator is the Participant's Projected Annual Benefit, as defined below, as of the end of the year and the denominator is the lesser of one and twenty five-hundredths (1.25) multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year or one and four-tenths (1.4) multiplied by one hundred percent of the Participant's average annual total earnings for the highest three consecutive calendar years of participation.

                             (ii) "Defined Contribution Plan Fraction" for any
               Plan Year will mean a fraction, not to exceed one (1.0), where the numerator is the sum of all Annual Additions made on behalf of such Participant to his Accounts in such Plan Year and for all prior Plan Years, and the denominator is the sum of the lesser of
               (A) or (B) determined for such Plan Year and for each prior Plan Year during which the Participant was employed by the Employer.

                                    (A) one and twenty five-hundredths (1.25)
                      multiplied by the dollar limitation in effect under
                      Section 415(c)(1)(A) of the Code for such Plan Year; or

                                    (B) one and four-tenths (1.4) multiplied by
                      the twenty-five percent (25%) of the Participant's total earnings in such Plan Year.

                             (iii) "Participant's Projected Annual Benefit" will
               mean the annual benefit to which the Participant would be entitled under all

               Employer sponsored defined benefit plans assuming that the Participant continues employment until his normal retirement date, that the Participant's Compensation continues until his normal retirement date at the rate in effect during the current calendar year, and that all other factors relevant for determining benefits under the plan remain constant at the level in effect during the current calendar year. If the limit described herein is exceeded, then the Defined Benefit Plan Fraction shall be reduced to the amount necessary to comply with this Section.

                      (d) If the limitation described in this Section 4.5 is effective in limiting the amount to be allocated to the ESOP or Matching Employer Contribution Account of a Participant for a Plan Year, such Account will be adjusted as follows:

                             (i) First, if the limit of Section 4.5(c) is
               exceeded, the benefit provided by the defined benefit plan shall be adjusted to the extent necessary to satisfy such subsection, unless payment has commenced or benefits under the Plan have been transferred to another plan at the time of computation; and

                             (ii) Second, the Employer contribution allocated to
               the Participant's ESOP or Matching Employer Contribution Account will be reduced. The amount of the reduction will be credited to an unallocated ESOP or Matching Employer Contribution Account and will reduce current or future ESOP or Matching Employer Contributions.

               4.6    Voting Rights

                      (a) The Trustees will vote all shares of Company Stock held in a Participant's Accumulation Account in accordance with proxy statements filed by the Participant.

                      (b) Each Participant is also entitled to direct the Trustee regarding the exercise of rights arising under shares of Company Stock allocated to his Accumulation Account, other than voting rights (for example, a conversion privilege).

               4.7    ESOP Contribution Account Diversification Requirements

               Each Participant shall have certain investment diversification options, commencing the start of the first Plan Year following the completion of ten (10) years of participation in the Plan and the attainment of age 55. These diversification options shall apply to Company Stock allocated to his ESOP Contribution Account after December 31, 1986. The Participant's investment diversification options are as follows:

                      (a) For each of the first four Plan Years, the Participant may elect to diversify up to twenty-five percent (25%) of his applicable ESOP Contribution Account, less any amounts previously diversified.

                      (b) For the fifth Plan Year, the Participant may elect to diversify up to fifty percent of his applicable ESOP Contribution Account, less any amounts previously diversified.

                      (c) Each Participant who qualifies for this investment diversification election, must elect to diversify the applicable portion of his ESOP Contribution Account in accordance with Section 4.7(a) and
        (b) above, within 90 days of the close of each Plan Year.

                      (d) The Plan Administrator may elect to distribute to each Participant who qualifies for this investment election, the portion of the Participant's ESOP Contribution Account covered by this election under Section 4.7(a) and (b) within 90 days after the end of each Plan Year, in lieu of providing three additional investment options for diversification within this Plan.

               4.8    Rollover Contributions

               Each Participant in the Plan or each Employee who is expected to become eligible to participate in the Plan who has had distributed to him his entire interest in a plan (the "Other Plan") which meets the requirements of
Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from such Other Plan to the Trustee provided the following conditions are met:

                      (a)    Timing of Transfer:

                      The transfer occurs on or before the sixtieth (60th) day following his receipt of the distribution from the Other Plan (or from an Individual Retirement Account which consisted of a prior distribution from the Other Plan):

                      (b)    Maximum Amount of Transfer:

                      The amount transferred is not in excess of the total distribution he received from the Other Plan (plus earnings thereon accrued during the period that an interim Individual Retirement Account had been established) less the amount, if any, considered contributed by him in accordance with Section 402(e)(4)(D)(i) of the Code;

                      (c)    Type of Transfer:

                      The transfer consists entirely of cash; and

                      (d)    Certain Transfers Prohibited:

                      No transfer shall be made to this Plan from an Other Plan which is subject to the annuity requirements of Code Section 401(a)(11).

The Committee shall have full responsibility for determining whether or not the requirements of the Code have been met with respect to each transfer.


                                    ARTICLE V

                    RETIREMENT, DISABILITY AND DEATH BENEFITS


               5.1    Retirement Benefits

               The retirement benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated on or after his Normal or Postponed Retirement Date shall be one hundred percent (100%) of his Accumulation Account. Subject to the provisions of Section 7.2 and 7.3, the value of such Accumulation Account shall be determined on the Valuation Date coincident with or immediately following his termination of employment.

               5.2    Disability Retirement Benefits

               The disability retirement benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated because he is totally and permanently disabled shall be one hundred percent (100%) of his Accumulation Account. The value of such Accumulation Account shall be determined on the Valuation Date coincident with or immediately following the date on which he is determined to be totally and permanently disabled, and the benefits distributed in accordance with Sections 7.2, 7.3 and Article IX the Plan.

               5.3    Death Benefits

               The death benefit payable to a Beneficiary under the Plan in the case of a Participant whose employment with the Employer is terminated due to his death shall be one hundred percent (100%) of the Participant's Accumulation Account. The value of such Accumulation Account shall be determined as of the Valuation Date coincident with or immediately following the date on which the Participant's death occurs, in accordance with Article VIII.

                                   ARTICLE VI

                  TERMINATION BENEFITS AND VESTING REQUIREMENTS

               6.1    Benefits Upon Termination of Employment

               The benefit payable under the Plan in the case of a Participant whose employment is terminated for any reason other than permanent and total disability, death, or retirement on or after his Normal Retirement Date shall equal the vested portion of the value of his Accumulation Account. Subject to the provisions of Section 7.2 and 7.3, the value of such Accumulation Account shall be determined on the Valuation Date coincident with or immediately following his Separation From Service.

               6.2    Vesting Requirements

               A Participant who Separates From Service prior to his Normal Retirement Date for reasons other than death or permanent and total disability, will have the following vested interest in his Accumulation Account:

                      (a) the Participant's Salary Savings Contribution Account and Rollover Account, if any, shall always be 100% vested.

                      (b) the Participant's ESOP Contribution Account resulting from contributions made in accordance with Section 3.1 of the Plan and Matching Employer Contribution Account resulting from contributions made in accordance with Section 3.3 of the Plan shall be vested in accordance with his Years of Service as of his Separation From Service as follows:

                             (i) A Participant who incurs a Separation From
               Service prior to January 1, 1989 shall have a non-forfeitable right to the portion of his ESOP Contribution Account and Matching Employer Contribution Account determined from the following table:

        Years of Service at Date of                               Non-Forfeitable
           Separation of Service                                Vesting Percentage
           ---------------------                                ------------------
        Less than 4 Years                                                 0%
        4 Years, but less than 5                                         40%
        5 Years, but less than 6                                         50%
        6 Years, but less than 7                                         60%
        7 Years, but less than 8                                         70%
        8 Years, but less than 9                                         80%
        9 Years, but less than 10                                        90%
        10 Years or more                                                100%

                             (ii) A Participant who incurs a Separation From
               Service after December 31, 1988 shall have a non-forfeitable right to the portion of his ESOP Contribution Account and Matching Employer Contribution Account determined from the following table:

        Years of Service at Date of                              Non-Forfeitable
           Separation of Service                                Vesting Percentage
           ---------------------                                ------------------
        Less than 3 Years                                                 0%
        3 Years, but less than 4                                         20%
        4 Years, but less than 5                                         40%
        5 Years, but less than 6                                         60%
        6 Years, but less than 7                                         80%
        7 Years or more                                                 100%

                      (c) With respect to a Participant who terminated employment and received a benefit distribution without being one hundred percent (100%) vested in his ESOP Contribution or Matching Employer Contribution Account and who is reemployed prior to incurring five consecutive one-year Breaks in Service, the vested percentage of such Accounts will be determined as follows:

                             (i) The value of his ESOP and Matching Employer
               Contribution Accounts which were not vested when he terminated employment will not be forfeited but will be reinstated, unadjusted for any gains or losses, on his re-employment Employment Commencement Date. If the Participant again Separates From Service before he is 100% vested in his ESOP or Matching Employer Contribution Account, his vested interest in such Account will be determined by multiplying the Non-Forfeitable Percentage determined under Section 6.2(a) and (b), based on his Years of Service completed as of such subsequent date of Separation From Service by the sum of (A) and (B), then subtracting (B) from the results of such multiplication; where:

                                    (A) is the value of the accounts as of the
                      Valuation Date following the Participant's most recent Separation From Service including the amount, if any, distributed to the Participant from such accounts as a result of his prior Separation From Service; and

                                    (B) is the amount, if any, which was
                      distributed to the Participant from such accounts as a result of his prior Separation From Service.

                             (ii) If the Participant is less than one hundred
               percent (100%) vested at the time of his subsequent Separation From Service, the balance of his ESOP and Matching Employer Contribution Accounts shall be segregated under the Participant's name, and, to the extent non-vested, forfeited in accordance with Section 6.3 of the Plan.

                      (d) With respect to a Participant who terminates employment without being one hundred percent (100%) vested in his ESOP and Matching Employer Contribution Accounts and who is reemployed after incurring five consecutive one year Breaks in Service, his Years of Service after his Break in Service will not increase the vested percentage of the amount in his ESOP and Matching Employer Contribution Accounts as of such prior termination of employment.

               6.3.   Forfeitures

               The nonvested portion of a Participant's ESOP and Matching Employer Contribution Accounts will be forfeited as of the Anniversary Date following distribution of his entire vested Accumulation Account, subject to
Section 6.2(c)(i), or, if earlier, the Anniversary Date of the Plan Year in which he incurs five consecutive one year Breaks in Service. Forfeitures shall be added to any ESOP contributions or used to reduce any Matching Employer contributions pursuant to Sections 3.1 and 3.3. A non-vested Participant's distribution of his entire vested Accumulation Account will be deemed to occur at the end of the Plan Year following his Separation From Service.


                                   ARTICLE VII

                            DISTRIBUTION OF BENEFITS

               7.1    Forms of Benefit Payment

               Upon Separation From Service, the Administrative Committee shall direct the Trustee to distribute to the Participant his vested Accumulation Account under one of the optional forms of benefit payment as selected by the
Participant:

                      (a) A single sum payment to the Participant in cash or a combination of cash and Company Stock in an amount equal to his vested Accumulation Account. Thereafter, the Plan shall have no further obligation with respect to such Participant's coverage hereunder.

                      (b) For an unmarried Participant or a married Participant with prior spousal approval in accordance with Section 7.3(c), by payment in substantially equal monthly or annual payments of cash or cash and shares of Company Stock converted to cash over a fixed period of time, not to exceed the Participant's life expectancy. If at the death of the Participant any of the specified installments remain unpaid, payments will continue to the Participant's Beneficiary until all specified payments have been made to the Participant and his Beneficiary.

                      (c)    For a married Participant as follows:

                             (i) Unless otherwise elected and approved in
               writing by the Participant's spouse in the presence of a member of the Committee, an authorized representative, or a Notary Public, if the Participant does not elect (a) above, payment shall be made as a Qualified Joint and Survivor Annuity through the application of the Participant's vested Accumulation Account, or

                             (ii) With prior spousal approval in accordance with
               Section 7.1(c)(1) above, in substantially equal monthly installments of cash or cash and shares of Stock, converted to cash, for a period of time specified by the Participant, but not to exceed the joint life expectancy of the Participant and his spouse. If at the death of the Participant, any of the specified installments remain unpaid, payments will continue to the Participant's Beneficiary until all specified payments have been made to the Participant and his Beneficiary.

                      (d) If the value of the Participant's vested Accumulation Account is less than $3,500, the benefit will be paid in a single sum.

                      (e) Distribution of a Participant's ESOP and Matching Employer Contribution Accounts benefit under the above options may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Committee shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock. If the Participant or his Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Committee shall direct the Trustee to make such distribution in such form as the Committee, in its sole discretion, shall determine.

                      If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares of Company Stock. Any balance in a Participant's Account will be applied to acquire the maximum number of whole shares of Company Stock at the then fair market value. Any remaining fractional unit value will, be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution. If the Trustee is unable to purchase the Company Stock required for distribution, it shall make distribution in cash within one (1) year after the date the distribution is to be made, except in the case of a retirement distribution which shall be made within sixty (60) days after the close of the Plan Year in which a Participant's retirement occurs.

                      (f) This Section 7.1(f) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.1, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        Definitions:

                             (i)    Eligible rollover distribution:

                             An eligible rollover distribution is any
               distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                             (ii)   Eligible retirement plan:

                             An eligible retirement plan is an individual
               retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, and eligible retirement plan is an individual retirement account or individual retirement annuity.

                             (iii)          Distributee:

                             A distributee includes an employee or former
               employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a quaLified domestic relations order, as defined in section 414(p) of the Code, are distributees with respect to the interest of the spouse or former spouse.

                             (iv)   Direct rollover:

                             A direct rollover is a payment by the Plan to the
               eligible retirement plan specified by the distributee.

               7.2    Timing of Benefit Payments

               Any distribution called for in Section 7.1 shall commence as soon as administratively possible after the end of the Plan Year in which the Participant Separates From Service unless the Participant makes an irrevocable election to receive his benefits at a later date within the distribution requirements of Section 7.3 of the Plan. Such election must be made before the end of the Plan Year in which his Separation From Service occurs. The Committee, in its sole discretion, may direct the Trustee to defer any distribution until the end of the Plan Year following the Participant's actual Separation From Service, unless an earlier distribution is required in accordance with Section
7.3 of the Plan.

               7.3    Distribution Requirements

                      (a) The payment of benefits shall commence not later than the sixtieth (60th) day after the latest of.

                             (i) The close of the Plan Year in which the
               Participant attains the earlier of age sixty-five (65) or the Normal Retirement Date,

                             (ii) The close of the Plan Year in which occurs the
               tenth (10th) anniversary of the year in which he commenced participation in the Plan,

                             (iii) The close of the Plan Year in which the
               Participant terminates his service with the Company, or,

                             (iv) The earliest date which the Committee
               ascertains the total value of the Participant's benefits.

                      (b) In any event, distributions must be made by the April 1st of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                      (c) If the value of a Participant's Accumulation Account is to be distributed in other than a lump sum, then the form of benefit must provide for distribution of the Participant's entire Accumulation Account over a period not to exceed the joint life expectancy of the Participant and his spouse.

                      (d) In the event of the Participant's death following commencement of distribution, the remaining interest will be distributed at least as rapidly as under the method being used as of the date of the Participant's death.

                      (e) In the event the Participant dies before distribution of his benefit has commenced, the Participant's entire interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                             (i) If any portion of the Participant's interest is
               payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one year after the Participant's death;

                             (ii) If the designated Beneficiary is the
               Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2), and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

               7.4    Limitation on Benefit Liability

               Any payment to any Participant, to his Beneficiary, or to his legal representative, in accordance with the provisions of the Plan, shall be in full satisfaction of all claims hereunder against the Trustee, the Committee, or the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants, or their Beneficiaries against loss or depreciation in value of any right or benefit, that any of them may acquire under the terms of this agreement. All of the benefits payable hereunder shall be paid, or provided, solely from the Trust and the Employer does not assume any liability or responsibility therefor.

               7.5    Release For Payment

               The Plan Administrator may require a Participant, a Beneficiary, or any one receiving payments on behalf of such person to sign a receipt of acquittance as a condition of final payment of his Plan benefit, in full satisfaction of all claims against the Plan, the Plan Administrator, the former and present members of the Committee, and the Employer.

                                  ARTICLE VIII

                                 DEATH BENEFITS

               8.1    Entitlement to Preretirement Death Benefits

                      (a)    If a Participant's death occurs

                             (i)   prior to his actual retirement date,

                             (ii) prior to his date of termination with the Employer, and

                             (iii) after he has become entitled to any benefit
               under the Plan,

                      the Participant's Beneficiary will be entitled to receive
               a benefit payable as an immediate lump sum or in monthly or annual installments in accordance with Sections 7.1 and 7.3 of the Plan, based on the value of the Participant's Accumulation Account.

                      (b)    If a former Participant's death occurs

                             (i) prior to the date on which his monthly retirement benefits are due to commence,

                             (ii) after his date of termination with the Employer, and

                             (iii) after he has become entitled to any vested benefit under the Plan,

                      the Participant's Beneficiary will be entitled to receive an immediate lump sum or monthly or annual installments in accordance with Sections 7.1 and 7.3 of the Plan, based on the vested value of the Participant's Accumulation Account.

                      (c) Notwithstanding clauses (a) and (b) above, payment made to a Beneficiary shall be subject to any qualified domestic relations order.

               8.2    Proof of Death

               The Committee may require such proper proof of death and evidence of the right of any person to receive payment of the benefits of a deceased Participant, or former Participant, as the Committee may deem desirable.

               The Committee's determination of death and the right of any person to receive payment shall be final.

               8.3    Death After Distribution Commencement

               If a Participant dies after his Plan benefits have begun to be distributed, any amount remaining must be distributed at least as rapidly as under the method of distribution being used as of the date of his death.

               8.4    Death Prior to Distribution Commencement

               If a Participant dies before his Plan benefits have begun to be distributed, his benefits must be distributed: (a) within five (5) years of his death, or (b) over the life expectancy of his designated Beneficiary if.

                             (i) Benefits commence within one year of the date of the Employee's death, or,

                             (ii) Benefits commence as of the date the Employee
               would have turned age seventy and one-half (701/2) if the spouse is the designated Beneficiary. If the surviving spouse dies prior to the distribution beginning, this subparagraph shall be applied as though the surviving spouse were the Employee.

               8.5    Postretirement Death Benefits

               Upon the death of a former Participant on or after the date on which his benefit payments are due to commence, the death benefits payable under the Plan as a result thereof will be determined by the form of retirement benefit, as described in Article VII, which is in force for, or had been elected by, the Participant prior to his death.

               8.6    Designation of Beneficiary

               Each Participant from time to time may designate any person, or persons (who may be designated contingently or successively, and who may be an entity other than a natural person) as a Beneficiary or Beneficiaries to whom the Plan benefits are paid if the Participant dies before receipt of all such benefits. If the Participant is married, the Participant's spouse must be Beneficiary for 100% of his Accumulation Account unless such spouse consents to forego receipt of any portion of the Participant's benefits by providing written consent to such non-spousal Beneficiary designation. The spouse's consent must acknowledge the effect of the waiver and must be witnessed by the Plan's representative or a Notary Public. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. Each succeeding Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee.

               If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the

Participant or before complete distribution of the Participant's benefits, payment of any death benefit, to the extent permitted by law, shall be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries: (a) surviving spouse, (b) lineal descendants on the principle of representation, (c) parents, (d) executors or administrators. Any minor's share shall be paid to such adult or adults as have, in the opinion of the Committee assumed custody and support of such minor. Proof of death satisfactory to the Committee must be furnished prior to the payment of any death benefit under the Plan.

               Whenever the rights of the Participant are stated or limited in the Plan, his Beneficiaries shall also be bound thereby.


                                   ARTICLE IX

                               DISABILITY BENEFITS

               9.1    Disability Benefits

               If a Participant retires by reason of total and permanent disability (as used herein, this means a physical or mental incapacity resulting from a bodily injury, disease, or mental disorder which renders the Participant incapable of engaging in his customary employment on a continuing or sustained basis, while in the employ of the Employer), he shall become entitled to receive benefits equal to one hundred percent (100%) of his Accumulation Account. Such benefits shall commence and shall be paid in a lump-sum, or in accordance with one of the forms of payment set forth in Article VII, subject to Section 7.3, no later than the later of:

                      (a) Sixty (60) days after the Anniversary Date of the Plan
               Year within which the Committee deems disability under the Article to have occurred, or,

                      (b) Sixty (60) days after the earliest date on which the
               amount of such benefits can be ascertained.

               9.2    Determination of Total Disability

               The Committee shall determine whether a Participant has suffered total and permanent disability on a basis uniformly applicable to all Participants, and its determination is binding upon the Participant. Total and permanent disability shall not include any injury or disability resulting from or attributable to any self-inflicted injury, an unlawful enterprise or the use of intoxicants, drugs or narcotics. The Committee shall rely upon professional medical advice in making such determination. In the event a dispute shall arise between the Participant and the Committee as to the occurrence of such disability, such dispute shall be settled by a majority decision of three doctors, one to be appointed by the Committee, one by the Participant, and the third by the two doctors appointed. In the event no dispute exists between the

Participant and the Committee as to the occurrence of such disability, the Committee is to base its findings of disability on the certification of at least one doctor. Except as otherwise provided in this Section 9.2, any Participant who qualifies for disability benefits under the Federal Social Security Act shall automatically qualify for a disability benefit under this Plan.

               9.3    Recovery From Total Disability

               In the event of the full and complete recovery from total and permanent disability of a former Participant prior to his Normal Retirement Date, where such recovery is certified to the Committee by competent medical authority satisfactory to the Committee, if the former Participant is rehired by the Employer, he shall begin participation in the Plan immediately upon rehire and shall be credited for all Years of Service earned prior to the disability for the purposes of vesting of future Employer contributions. Any unpaid Accumulation Account balance due from the Trust because of prior disability status shall remain fully vested.


                                    ARTICLE X

                              HARDSHIP WITHDRAWALS

               10.1   Financial Hardship Withdrawals

               Upon 15 days written notice to the Committee and subject to the Committee's approval, a Participant may withdraw up to the amount of his accumulated Rollover Account plus his accumulated Salary Savings Contributions, without investment earnings, as soon as administratively possible following Committee approval of his withdrawal request to the extent necessary to meet a financial hardship.

               A withdrawal request will be presumed to be on account of financial hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant. The amount approved hereunder may not exceed the amount required to meet the immediate financial need created by the hardship and must not be reasonably available from other resources of the Participant. The Committee's determination of the existence of financial hardship and the amount required to meet the need created by the hardship shall be made in a uniform and nondiscriminatory manner with respect to all Participants, based on the following causes:

                      (a) Unreimbursed medical expenses incurred by the Participant, his spouse or dependents, to the extent deductible for federal income tax;

                      (b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                      (c) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse or children; or

                      (d) Payment of amounts necessary to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                      (e) Other causes established by the Commissioner of Internal Revenue and payment of such extraordinary expenses as may be deemed by the Administrative Committee to constitute financial hardship.

               A distribution shall be determined by the Committee to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                             (i) Prior to the hardship distribution, the
               Participant has obtained all nonhardship distributions and all nontaxable loans currently available under all plans maintained by the Employer;

                             (ii) All Salary Savings Contributions and
               Participant contributions under this Plan and all other qualified retirement plans maintained by the Employer shall be suspended for a twelve month period following the effective date of the hardship distribution; and

                             (iii) This Plan, and all other qualified retirement
               plans maintained by the Employer, limit the Participant's elective contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal to:

                                    (A) the applicable limit under Section
                      402(g) of the Code for such following taxable year, minus

                                    (B) the amount of such Participant's
                      elective contributions for the taxable year in which the hardship withdrawal occurred.

               10.2   Amount and Payment of Withdrawals.

               A withdrawal under this Article X shall be effective as soon as administratively possible following the date the Committee receives and approves a withdrawal request from the Participant. The amount of such withdrawal shall be taken at such time first from the Participant's Rollover Account, until exhausted, and then from his Salary Savings Account and paid to the Participant in a single sum.

                                   ARTICLE XI

                                    COMMITTEE

               11.1   Appointment of the Committee

               The Board shall appoint an Administrative Committee, hereinafter referred to as the Committee, to consist of three, or more, members. The members of the Committee shall serve at the pleasure of the Employer and any member may resign by written instruction addressed to the Board and may be removed by the Board with, or without cause. While a vacancy exists, the remaining member(s) of the Committee may perform any acts which the Committee is authorized to perform. The Employer shall certify to the Trustee the names and specimen signatures of any successor Committee members and the names of those members replaced. The Committee may act with, or without, a meeting being called, or held, and shall keep minutes of all meetings held and a record of all actions taken by written consent.

               The Board reserves the right, at any time, by an instrument in writing, to discharge any Fiduciary and to appoint a successor Fiduciary. Any Fiduciary may resign, at any time, by giving appropriate written notice to the Board. In addition, the Employer reserves the right, by a written instrument, to change any allocation of responsibilities among named Fiduciaries at any time that is deemed reasonable and prudent to do so.

               11.2   Powers and Duties

               The Committee shall have full power to administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Committee shall be the named Fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Committee's powers and duties, unless properly delegated, shall include, but shall not be limited to:

                      (a) Deciding questions relating to eligibility, continuity of service and benefit amounts.

                      (b) Deciding disputes which may arise with regard to the rights of Employees, Participants and their legal representatives, spouses, or Beneficiaries under the terms of the Plan. Such decisions by the Committee shall be deemed final in each case.

                      (c) Obtaining such information from the Employer with respect to Employees as shall be necessary to determine the rights and benefits of such Employees under the Plan. The Committee may rely conclusively upon such information furnished by the Employer.

                      (d) Compiling and maintaining all documents and records necessary for the Plan and furnishing the Employer such reports as are reasonable and appropriate.

                      (e) Authorizing the Trustee to make payment of all benefits as they become payable under the Plan and delivering statements of vested benefits to terminated Participants.

                      (f) Engaging such legal, administrative, actuarial, investment, consulting, accounting and other professional services as the Committee deems proper.

                      (g) Adopting rules and regulations for the administration of the Plan, not inconsistent with the Plan.

                      (h) Determining whether domestic relations orders represent "qualified domestic relations orders" as that term is defined in Section 414(p) of the Code or a successor provision. If the Committee determines the order is a qualified domestic relations order it shall direct the manner and time of distribution pursuant to the order. Prior to such determination the Committee shall promptly notify the Participant affected with respect to the order and any payee under the order of the receipt of the order. The Committee shall send such notices to the addresses set forth in the order, or if the address is not set forth therein, to the last known address. Such notice shall state that the Committee is in the process of determining whether the order is a qualified domestic relations order and such notice shall also permit a reasonable period under the circumstances for comment with respect to such determination. During such period the Committee shall notify the Participant and any payee under the order of such determination. Any payee may designate a representative for receipt of copies of notices sent to the payee with respect to the order.

                      (i) Doing and performing such other actions as may be provided for in other parts of this Plan, including acting as agent for service of legal process for matters pertaining to the Plan.

                      (j) Filing such reports, returns, and Plan descriptions with the Department of Labor and the Internal Revenue Service as may be required by regulations.

                      (k) Making available copies of the Plan, Trust Agreement, and latest annual report during reasonable business hours.

                      (l) Publishing and transmitting to each Participant such Plan summaries, reports and statements of benefits as may be required by regulations.

                      (m) Reporting to the Employer the amount and due dates of the contributions which are required to maintain the Plan as a qualified plan under the appropriate Code Sections, and as set forth in the provisions of this Plan.

                      (n) Providing for a valuation of trust assets at fair market value, as of the last day of each Plan Year.

               11.3   Investment Powers

               The Trustee may be directed by the Committee or by individual Employee direction through the Committee. If the Committee transfers the right to direct the Trustee concerning the investment and reinvestment of the Trust Fund, it shall retain responsibility to communicate information regarding the Plan as necessary or required to coordinate investment policy or pay Plan expenses or benefits as due.

               11.4   Actions by the Committee

               The Committee may appoint agents as he may deem necessary for the effective performance of his duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate, except that any dispute shall be settled by the Committee. The members of the Committee will select from their number a chairman and will appoint a secretary, who need not be a member of the Committee. The Committee will hold meetings upon such notice, at such time, and at such place as it may determine. A majority of the Committee at the time in office constitutes a quorum for the transaction of business. All resolutions or other actions taken by the Committee must be by vote of a majority of those present at a meeting, but not less than two, or in writing by all the members at the time in office, if they act without a meeting.

               11.5   Interested Party Restrictions

               A Committee member shall not participate in any decision on a matter in which the member has an individual interest as a Participant in the Plan. If a matter arises affecting a Committee member, such member shall be decided by a majority of the remainder of the Committee. Nothing in this Plan will be construed to prohibit a Committee member from receiving any benefit he may be entitled to as a Participant or Beneficiary in the Plan, so long as the benefit is computed and paid on a basis consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

               11.6   Indemnification

               The Employer shall indemnify and hold harmless, to the extent permitted by law, members of the Committee, and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacities, except to the extent that the effects and consequences thereof shall result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification shall not be exclusive of other rights to which each such member may be entitled as a matter of law.

               The Employer's obligations under this Section may be satisfied through purchase of a policy or policies of insurance providing equivalent protection.

               11.7   Acceptance of Legal Service

               The Committee is empowered to accept any legal service on this Plan and said acceptance is binding. On acceptance of any legal service, the Committee will seek counsel to obtain such relief as may be necessary and consistent with facts as they deem necessary.

               11.8   Conclusiveness of Action

               Any action on matters within the discretion of the Committee shall be conclusive, final and binding upon all Participants in the Plan and upon all persons claiming any rights hereunder, including Beneficiaries.

               11.9   Payment of Expenses

               The members of the Committee shall serve without compensation for services as such. However, the Trustee shall reimburse, from the Trust Fund, each member of the Committee for all necessary and proper expenses incurred in carrying out his duties under the Plan. The compensation or fees of accountants, counsel and other specialists and any other costs of administering the Plan or Trust Fund shall be paid by the Employer or may be paid from the Trust Fund, at the discretion of the Employer.

               11.10         Annual Review

               At least once during each Plan Year, the Committee shall meet for the express purpose of reviewing the Plan and Trust Fund for determination initially, and to review subsequently, a funding method and investment policy which are consistent with:

                      (a) The short and long term requirements for funds to pay expenses and benefits as they become due,

                      (b)    The terms and objectives of the Plan, and

                      (c)    The requirements of ERISA.

               Furthermore, the Committee shall communicate decisions regarding funding policy to the Trustee, and any other persons, responsible for the investment of Plan assets.

               11.11         Multiple Fiduciary Responsibility

               Any person, or group of persons, may serve in more than one Fiduciary capacity with respect to the agreement; specifically including service both as Trustee and as a member of the Committee subject to the approval of the Employer, except where otherwise prohibited under this agreement.

               11.12         Claims Procedure

               All applications for benefits under the Plan shall be submitted to the Committee at the Employer's principal place of business. Applications for benefits must be in writing on forms acceptable by the Committee and must be signed by the Participant and his or her spouse, or in the case of a death benefit, by the designated Beneficiary or legal representative of the deceased Participant. The Committee reserves the right to require the Participant to furnish proof of his or her age and that of his or her spouse, if any, prior to processing any application. Each application shall be acted upon and approved or disapproved by the Committee within sixty (60) days following its receipt by the responsible officer of the Employer.

               If any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his or her right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, the specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his or her application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

               Any person whose application for benefit is denied in whole or in part may appeal to the Committee for a review of the decision by submitting a written statement to the Committee within 90 days after receiving written notice from the Committee of the denial of his or her claim:

                      (a) requesting a review by the Committee of his or her application for benefits;

                      (b) setting forth all of the grounds upon which his or her request for review is based and any facts in support of such request; and

                      (c) setting forth any issues or comments which the applicant deems pertinent to his or her application. The Committee shall meet as required to review appeals of denials of applications for benefits submitted to it. The Committee shall act upon each appeal within sixty (60) days after receipt of the applicant's request for review by the Committee. The Committee shall make a full and fair review of each such application and any written material submitted by the applicant or the Employer in connection with such review and may require the Employer or the applicant to submit such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the records.


                                   ARTICLE XII

                              AMENDMENT TO THE PLAN

               12.1   Right to Amend

               The Board shall have the right to amend the Plan at any time and, from time to time, to any extent that it deems advisable. No such amendment shall:

                      (a) increase, change or modify duties or responsibilities of the Trustee without written consent thereto,

                      (b) attempt to transfer any part of the principal or income of the Trust to purposes other than the exclusive benefit of Participant and their beneficiaries,

                      (c) deprive any Participant or Beneficiary of any benefits to which he is entitled under the Plan with respect to contributions previously made to the Plan except to the extent required to preserve qualification pursuant to Sections 401(a) and 501(a) of the Code,

                      (d) except as provided in Section 3.10 of this Plan, shall cause, or permit, any portions of the Trust Fund to revert to, or become, the property of the Employer,

                      (e) shall permit any part of the Trust Fund to be used to pay premiums or contributions of the Employer under any other plan maintained by Employer for the benefit of its Employees.

               12.2   Amended Vesting Schedule

               Each Participant having three or more Years of Service, whose non-forfeitable percentage of his ESOP Contribution Account and Matching Employer Contribution Account is determined under an amended schedule, may elect to have the non-forfeitable percentage of his ESOP Contribution Account and Matching Employer Contribution Account determined without regard to such amendment if the non-forfeitable percentage under the amended Plan is, at any time, less than such percentage prior to such amendment.

               A Participant's election period begins no later than the date the Plan amendment is adopted and ends no later than 60 days after:

                      (a)    the day the amendment is adopted

                      (b)    the day the amendment becomes effective

                      (c) the day the Participant is issued written notice of amendment by the Employer or Plan Administrator.


                                  ARTICLE XIII

                             TERMINATION OF THE PLAN

               13.1   Right to Terminate

               The Board shall have the right to terminate the Plan in whole or in part at any time. In the event of a termination or partial termination of the Plan, each affected Participant shall be one hundred percent (100%) vested in the value of his Accumulation Account.

               Although the Employer has established the Plan with the intention that it will be able to make contributions indefinitely, nevertheless the Employer is not under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Employer may, in its sole and absolute discretion, discontinue contributions or terminate the Plan, in whole or in part, in accordance with its provisions at any time without any liability for discontinuance or termination. The Employer may, without terminating the Trust, adopt an appropriate resolution to the Committee and to the Trustee to institute such intended action and to set an effective date for such action to commence.

               Notwithstanding any other provisions of the Plan, the rights of all affected Participants in their Accumulation Accounts shall become non-forfeitable on the effective date of the full or partial termination of the Plan or on the complete discontinuance of contributions.

               13.2   Effect of Termination on Participant's Account

               Upon the termination of the Plan, after payment of expenses and proportional adjustment of Accounts to reflect such expenses, fund losses or profits, and reallocations to the date of termination, each Participant, former Participant, and Beneficiary shall be entitled to receive any amounts then credited to their respective Accumulation Account in the Trust Fund in accordance with the Plan termination amendment. The Committee shall direct the Trustee to make payments of such amounts in cash, or assets of the Trust Fund valued at their fair market value as elected by the Participant, subject to

Article VII. The Trust shall continue until all Participants' Accumulation Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

               13.3   Automatic Plan Termination

               The Plan shall automatically terminate and likewise the Employer's liability to make contributions to the Trust upon the Employer's legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon its making a general assignment for the benefit of creditors, or upon a receiver being appointed for its assets, or upon a complete discontinuance of contributions under the Plan within the meaning of Section 411(d)(3) of the Code.

               13.4   Plan Merger and Consolidation

               If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, each Participant shall be entitled to a distribution immediately after such merger, consolidation or transfer (determined as if such plan then terminated) at least equal to the distribution to which he would have been entitled had the Plan terminated immediately prior to such merger, consolidation or transfer.


                                   ARTICLE XIV

                                     TRUSTEE

               14.1   Trust Establishment and Continuance

               The Employer has entered into the Trust Agreement providing for the establishment of a Trust to hold the assets of the Plan. The assets of the Plan may consist of cash, qualifying Employer real property or qualifying Employer securities within the meaning of Section 407(d)(4) and (5) of ERISA, or other property. All Employer contributions shall be paid over to the Trustee and held pursuant to the provisions of the Trust Agreement, which, as amended from time to time, shall constitute a part of the Plan. The Board may, at any time, in accordance with the terms of the Trust Agreement, remove the incumbent Trustee and designate a successor.

               14.2   Trustee Accounting Responsibilities

               The Trustee shall keep accurate and detailed accounts of all receipts, investments, disbursements and other transactions hereunder. All accounts, books and records relating to such transaction shall be open to inspection and audit at all reasonable times by any person designated by the Employer or Committee.

               Within 90 days following the end of each Plan Year and within 90 days after any removal or resignation of the Trustee as provided in paragraph

14.8 hereto, or as soon as administratively possible, the Trustee shall file with the Committee a written account setting forth all receipts, investment, reimbursements and other transactions by it during such Plan Year or during the period from the end of the last Plan Year to the date of such removal or resignation, and setting forth the current value of all Trust assets and liabilities. Upon the expiration of 90 days from the date of filing such annual or other accounts, the Trustee shall be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Committee or the Employer shall file with the Trustee written objections within such 90 day period.

               14.3   Trustee Administration and Investment Responsibilities

               The Trustee may rely on the representation of the Committee that the Plan and Trust hereby created are qualified within the meaning of Section 401(a) of the Internal Revenue Code, and the Trustee shall have no obligation to inquire into the continuance of such qualification.

               The Trustee shall not be responsible for administration of the Plan established by this Agreement and shall not be obliged to determine whether any particular instruction or direction of the Committee accords with the terms and conditions of same. Neither shall the Trustee be obliged to collect contributions due under this Agreement, to determine whether contributions are in accordance therewith or to account for allocations to Participants.

               The Plan Administrator shall be vested with full and sole responsibility for the investment and management of the Trust assets. The Trustee shall not invest, sell, exchange, encumber or otherwise act with respect to the assets without specific written direction of the Plan Administrator. The Trustee shall incur no liability by complying with any such written direction and shall be under no duty or obligation to review, evaluate or reevaluate the investments made pursuant to such directions.

               14.4   Committee Investment Direction

               The Committee shall accompany each transfer of contributions to the Trust with such information as the Trustee may reasonably require for purposes of discharging its duties. The Trustee shall give the Committee a receipt for each contribution received and information as to the application thereof.

               14.5   Appointment of Agents

               The Trustee may appoint one or more administrative agents or contract for the performance of such administrative and service functions as it may deem necessary or desirable for the effective installation and operation of the Trust.

               14.6   Treatment of Plan and Trust Expenses

               All expenses chargeable to the Trust hereunder shall be paid by the Employer. Expenses chargeable to the Trust shall include but not be limited to the following:

                      (a)    Commissions and other sales or service charges;

                      (b)    Taxes of any kind;

                      (c)    Administrative and clerical costs;

                      (d)    Legal fees; and

                      (e)    Trustee's fee.

               The Trustee shall be compensated by the Employer for its services by payment of the Trustee's fee, the amount of which shall be agreed upon from time to time between the Employer and the Trustee; provided however, that no Trustee who receives full-time compensation from the Employer shall receive compensation for services provided to the Plan except reimbursement of expenses properly and actually incurred in conjunction with the operation of the Trust.

               14.7   Resignation and Removal of the Trustee

               The Trustee may resign as Trustee at any time by providing the Employer with 60 days written notice of resignation. Upon receipt of such notice the Employer shall forthwith appoint a successor Trustee who shall notify the Trustee in writing that it has accepted the appointment as successor Trustee. Upon receiving such notice of acceptance, the Trustee may first reserve and liquidate such assets as are necessary for the payment of its compensation and expenses and for the payment of any liabilities involving the Trustee. It shall then transfer to the successor Trustee the remaining assets of the Trust and all records pertinent thereto. If the Employer fails to appoint a successor Trustee within 60 days of receiving the Trustee's resignation, the Trustee may appoint a successor Trustee.

               Except for removal for cause, the Employer may remove the Trustee only by first designating a successor Trustee and by providing the Trustee with not less than 60 days notice of the removal. The removal shall not be effective until the Trustee is notified in writing by the successor Trustee that it has accepted the appointment as successor. In such case, the Trustee, after first preserving and liquidating such assets as may be necessary for the payment of its compensation and expenses and the payment of any liabilities involving the Trustee, shall transfer to the successor Trustee the remaining assets of the Trust and records pertinent thereto.

               14.8   Voting Shares of Company Stock

               The Trustee shall vote Shares held by it as directed by the participant in accordance with Section 4.6. If a Participant does not direct the Trustee with respect to voting Company Stock allocated to his ESOP Contribution Account and Matching Employer Contribution Account, the Trustee shall not vote such shares except to the extent actually directed by the Participant.

               14.9   Borrowing to Purchase Shares of Company Stock

               The Committee may direct the Trustee to borrow from any lender for the purpose of purchasing Company Stock or to enter into contracts for the purchase of Company Stock pursuant to which the purchase price is paid in installments. Any such loan or contract must be primarily for the benefit of Participants and their Beneficiaries and must provide for no more than a reasonable rate of interest. If any collateral is given by the Trust, such collateral shall consist of only the Company Stock thus purchased, and the creditor shall have no recourse against the Trust Fund except as to such collateral. The Employer shall contribute sufficient amounts to enable the Trustee to pay the principal and interest as it becomes due, irrespective of whether a tax benefit results from such contribution. Upon the payment of a portion of the indebtedness, a pro rata portion of any Company Stock pledged as collateral shall be released from the pledge. The number of shares thus paid for based upon the amount of principal and interest paid on the indebtedness shall be allocated to the Participant ESOP Contribution Accounts as provided to
Section 3.2 in the same manner as if there were no indebtedness.

               All assets acquired by the Plan with the proceeds of an exempt loan under Section 4975(d)(3) of the Code shall be added to and maintained in a suspense account and shall otherwise be treated in accordance with Treasury Regulation Section 54.4975-11(c). The rights of Participants in the Plan with respect to Plan assets acquired by use of an exempt loan shall be protected in accordance with Treasury Regulation Section 54.4975-11(a).


                                   ARTICLE XV

                           TOP-HEAVY PLAN REQUIREMENTS

               15.1   General Rule

               For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 15.6, and notwithstanding any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XV.

               15.2   Minimum Contribution Provisions

               Each Participant who (a) is a Non-Key Employee, as defined in
Section 15.6 and (b) is employed on the last day of the Plan Year, even if such individual has failed to complete 1,000 Hours of Service during such Plan Year, and regardless of such Employee's level of Compensation, will be entitled to have a contribution allocated to his ESOP Contributions Account equal to not less a than three percent (the "Minimum Contribution Percentage") of his Compensation. The Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which such contributions are made or are required to be made under the Plan in such Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee, as defined in Section 15.6, will be determined by dividing such contributions made for such Key Employee by the amount of his total Compensation for the Plan Year that does not exceed $200,000. Such amount will be adjusted in the same manner as the amount set forth in Section 15.3 below.

               Contributions considered under the first paragraph of this
Section 15.2 will include the contributions described above under this Plan and contributions under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 15.6 below), but will not include any plan required in such aggregation group if the plan enables a defined contribution plan required to be included in such group to meet the requirements of the Code, prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.

               Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

               15.3   Limitation on Compensation

               Annual Participant's Compensation taken into account under this
Article XV for purposes of computing benefits under this Plan will not exceed the first $200,000. This dollar limitation will be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

               15.4   Limitation on Contributions

               In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions will apply:

                      (a) If for the Plan Year this Plan is a Top-Heavy Plan but would not be a Top-Heavy Plan if "ninety percent" were substituted for "sixty percent" in Section 15.6, then the percentage of three percent used in Section 15.2 is changed to four percent.

                      (b) If for the Plan Year this Plan would continue to be a Top-Heavy Plan if "ninety percent" were substituted for "sixty percent" in Section 15.6, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction will be calculated as set forth in Section 4.5(c) for the limitation year ending in such Plan Year by substituting "one" for "one and twenty-five hundredths" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no Employer contributions or Forfeitures allocated to his ESOP Contribution Account or Matching Employer Contribution Account or accruals earned under the defined benefit plan.

               15.5   Coordination with Other Plans

               If another defined contribution or defined benefit plan maintained by the Employer provides contributions or benefits on behalf of a Participant in this Plan, the other plan will be treated as a part of this Plan in determining whether this Plan satisfies the requirements of Sections 15.2 and
15.3. The determination will be made by the Employer upon the advice of counsel.

               15.6   Determination of Top-Heavy Status

               The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Value of Accounts under the Plan for Key Employees exceeds sixty percent of the aggregate of the Value of Accounts for all Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group.

               For purposes of this Section, the capitalized words have the following meaning:

                      (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated.

                      The group of plans required to be aggregated (the "required aggregation group") includes:

                             (i) Each plan of the Employer in which a Key Employee is a participant, and

                             (ii) Each other plan of the Employer which enables
               a plan in which a Key Employee is a participant to meet the requirements of the Code, prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.

                      The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of the Employer that is not part of the required aggregation group and that the Employer certifies as a plan within the permissive aggregation group, Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders, or the highly compensated and to meet the minimum participation standards under the Code.

                      (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year. However, for the first Plan Year of this Plan, Determination Date means the last day of that Plan Year.

                      (c) "Key Employee" means any Employee or former Employee who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

                             (i) An officer of the Employer having annual
               Compensation in excess of 150% of the amount in effect under
               Section 415(c)(1)(A) of the Code. Whether an individual is an officer shall be determined by the Employer on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers will be no more than the fewer of:

                                    (A) Fifty Employees; or

                                    (B) The greater of three Employees or ten
                      percent of the Employees.

               For this purpose, the highest-paid officers shall be selected.

                             (ii) One of the ten Employees owning (or considered
               as owning, within the meaning of the constructive ownership rules of the Code) both more than a 1/2% interest and the largest interests in the Employer. Such an Employee is considered to be one of the top ten owners unless at least ten other Employees own a greater interest in the Employer. If two Employees have the same interest in the Employer, the Employee having the greater annual Compensation shall be treated as having the greater interest. An Employee will not be considered a top-ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation on contributions and other annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

                             (iii) Any person who owns (or is considered as
               owning, within the meaning of the constructive ownership rules of the Code) more than five percent of the outstanding stock of the Employer or possessing more than five percent of the combined voting power of all stock of the Employer.

                             (iv) A one percent owner of the Employer having an
               annual Compensation from the Employer of more than one hundred fifty thousand dollars and possessing more than one percent of the combined total voting power of all stock of the Employer. For purposes of this subsection, Compensation means all items includable as Compensation for purposes of applying the limitations on contributions and other annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

                      For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated a Key Employee.

                      (d) "Non-Key Employee" means any Employee (and any Beneficiary of an employee) who is not a Key Employee.

                      (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the Value of Accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent of the sum of the present value of the cumulative accrued benefits for all employees under all such defined benefit plans plus the aggregate Value of Accounts for all Employees, excluding former Key Employees, under all such defined benefit plans plus the aggregate Value of Accounts for all Employees under all such defined contribution plans. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

                      (f) "Value of Accounts" means the sum of (i) the value, as of the most recent Valuation Date occurring within the twelve months ending on the Determination Date, of the Participant's ESOP Contribution Account and Matching Employer Contribution Accounts and (ii) contributions due to such Accounts as of the Determination Date.

                      In determining whether this Plan constitutes a Top-Heavy Plan, the Employer (or its agent) will make the following adjustments:



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




                      (g) When more than one plan is aggregated, the Employer shall determine separately for each plan, as of each plan's Determination Date, the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                      (h) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to Employees representing the entire amount credited to their accounts under the applicable plan and distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group.

                      (i) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                             (i) If the rollover contribution (or similar
               transfer) is initiated by the Employee and made to or from a plan maintained by the Employer to a plan of an unrelated employer, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account.

                             (ii) If the rollover contribution (or similar
               transfer) is not initiated by the Employee or made from a plan maintained by the Employer, the plan accepting the distribution shall include such distribution in the present value or such account; the plan making the distribution shall not include the distribution in the present value or such account.

                      (j) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.

                      (k) Further, in making such determination, if any individual has not performed any services for the Employer at any time during the five year period ending on the Determination Date, such present value or such account will be altogether disregarded.



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




               15.7   Top-Heavy Vesting Schedule

               If the Plan is a Top-Heavy Plan in a Plan Year, the non-forfeitable percentage of the accrued benefit for such Plan Year of a Participant who is credited with an Hour of Service in such Plan Year shall be determined in accordance with the following schedule:

               YEARS OF SERVICE                           NON-FORFEITABLE PERCENTAGE
               ----------------                           --------------------------
                      0                                            0%
                      1                                            0%
                      2                                           20%
                      3                                           40%
                      4                                           60%
                      5                                           80%
                      6 or more                                  100%

               If the Plan ceases to be Top Heavy, each Participant, regardless of service, shall have a non-forfeitable accrued benefit not less than the value of his Accumulation Account attributable to his non-forfeitable accrued benefit determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

               If the Plan ceases to be Top-Heavy, each Participant with three or more Years of Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) shall have their vested interest in their Accumulation Account determined in accordance with the schedule contained in this Section 15.7 or Section 6.2, whichever produces the greater vested percentage.

               If the Plan ceases to be Top-Heavy, each Participant with three or more Years of Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) shall have the right to have their vested accrued benefit determined in accordance with the schedule contained in this
Section 15.7 or Section 6.2. Each such Participant shall have the right to elect the applicable schedule in accordance with regulations issued under Section 411(a)(10) of the Code.


                                   ARTICLE XVI

                                  MISCELLANEOUS

               16.1   Voluntary Plan

               The Plan is purely voluntary on the part of the Employer and neither the establishment of the Plan nor any amendment thereof nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving any person a legal or equitable right as against the Employer, the Trustee or the Committee unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

               16.2   Nonalienation of Benefits

               Participants and their Beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights therein shall not be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Participant or his Beneficiary. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code and determined pursuant to
Section 11.2(h).

               16.3   Inability to Receive Benefits

               If the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is a minor or physically or mentally incompetent to receive payment and to give a valid release therefor, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a Court of competent jurisdiction, such payment may be made to such other person or institution referred to in (b) above. The release to such other person or institution shall be a valid and complete discharge for the payment.

               16.4   Lost Participants

               If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to payment under the Plan, the payment due such person shall become a forfeiture; provided, however, that if the Participant or Beneficiary later files a claim for his benefit it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person.

               16.5   Limitation of Rights

               Nothing in the Plan expressed or implied is intended or shall be construed to confer upon or give to any person, firm or association other than the Employer, the Participants and their successors in interest any right, remedy or claim under or by reason of this Plan.



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



               16.6   Invalid Provisions

               In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

               16.7   One Plan

               This Plan may be executed in any number of counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

               16.8   Limitation on Beneficial Interest

               No Participant shall have any interest in the Fund, policy, or any asset of the Trust except as otherwise specifically provided herein.

               16.9   Rollover to Another Qualified Plan

               If a Participant shall be entitled to receive benefits under this Plan, and the Participant is concurrently, or shall be subsequently, covered under another retirement plan qualified pursuant to Section 401(a) of the Code, the Trustee under direction from the Committee may transfer the Participant's benefits under this Plan directly to the Trustee of the other plan, if the following elements are satisfied:

                      (a) The Trustee of the other Plan shall be authorized to accept the benefits under this Plan;

                      (b) The Participant's transferred assets shall be maintained in a separate account in the other plan; and

                      (c) The Participant's transferred assets shall not be forfeitable or reduce in any way the obligation of the new employer.

               16.10  Rollover to Participant's Individual Retirement Account

               A Participant, or his Beneficiary, who becomes eligible to receive a lump sum distribution may request that the Committee cause the entire balance of the distributable amount to be transferred on his behalf to an individual retirement account, an individual retirement annuity, a qualified Trust, or to an annuity plan. The amount so transferred from the Trust is herein called a Rollover. Any Rollover to the Trust shall be fully vested but need not be segregated from the remainder of the Participant's accounts unless the Committee otherwise directs.

               16.11         Governing Law

               The Plan shall be governed by and construed in accordance with the Federal laws governing employee benefit plans qualified under the Code and in accordance with the laws of the State of California to the extent such laws are not preempted by the aforementioned federal laws.

               16.12         Application of Plan Terms

               Words in the masculine include the feminine gender, words in a singular, or plural, shall be construed as plural or singular as applicable.

               16.13         Multiple Employer and Associated Employer Adoption

               This Plan and Trust agreement, with the approval of the Employer, may be adopted and joined by any successor, Affiliated Employer, or any other business enterprise, by execution of a declaration of joinder in a form acceptable to the Employer and Trustee.

               16.14         Participant Information

               All persons will promptly furnish information and proofs to the Plan Administrator as to any and all facts which the Plan Administrator may reasonably require concerning any person affected by the terms of the Plan (including date of birth and satisfactory proof, by personal endorsement on benefit checks or otherwise, of the survival of any payee to the due date of any benefit payment).

               Each terminated Participant will inform the Plan Administrator of his changes of address. All notices to any person from the Plan Administrator will be sent to the last known address of such person and there will be no further obligation to such person in the event any such communication is not received by the person.

               If any fact relating to a Participant or any other payee has been misstated, the correct fact may be used to determine the amount of benefit payable to him or to such other payee. If overpayments or underpayments have been made because of such incorrect statement, the amount of any future payments may be appropriately adjusted.

               This Employee Stock Ownership and Salary Savings Plan is executed on this 30th day of June, 1994.

Adoption by Westcorp, Inc.



By:                 /s/ Joy Schaefer
       -----------------------------------------------

Title:              Chief Financial Officer
       -----------------------------------------------


By:                                                             [Corporate Seal]
       -----------------------------------------------

Title:
       -----------------------------------------------


By:
       -----------------------------------------------

Title:
       -----------------------------------------------